Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Pennsylvania Dividend Advantage Municipal
Fund 2
333-85704, 811-10549


On May 16, 2002, under Conformed Submission
Type 497, accession number, 0000950137-02-003190,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.